SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 24, 2004
                                (Date of report)

                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Nevada                       0-29485                      33-0850639
(State of Incorporation)       (Commission File Number)       (IRS Employer ID)

                       105 North Falkenburg Road, Suite B
                              Tampa, Florida 33619
                    (Address of Principal Executive Offices)

                                 (813) 662-0074
              (Registrant's telephone number, including area code)

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ITEM 4.01. Change in Registrant's Certified Accountant

On August 16, 2004, Aidman, Piser and Company ("APC"), the Registrant's independent auditors, notified the Registrant that they were resigning from the client-auditor relationship with the Registrant effective as of that date. With respect to Item 304(a)(1) of Regulation S-B, the Registrant further discloses the following information:

APC was engaged by Registrant to serve as the Registrant's independent auditors for the fiscal year ended December 31, 2003. The report of APC with respect to the Registrant's financial statements for the fiscal year ended December 31, 2003 was modified for the uncertainty surrounding our ability to continue as a going concern. During the fiscal year ended December 31, 2003 and the period from December 31, 2003 through the date of APC's resignation, there were no disagreements between the Registrant and APC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of APC, would have caused APC to make reference to the subject matter of the disagreements in connection with its report on the Registrant's financial statements for such year.

As stated in APC's resignation letter dated August 16, 2004, a review of the Registrant's Forms 10-QSB for the first and second quarter of the current year has not been completed. As a result, the Registrant's previously issued financial statements for the first quarter of 2004 and the financial statements to be issued for the second quarter of 2004 will need to be reviewed by the Registrant's new auditors and may need to be restated upon review of the new auditors.

Since the resignation of the Registrant's auditors was unexpected, our board of directors did not recommend any change in our auditors. The Registrant's Audit Committee has begun the process of selecting new independent certified public accountants and will file a Form 8-K upon the engagement of a new auditing firm. APC has indicated a willingness to work with the Registrant's new auditors upon their engagement.

ITEM 9.01 Exhibits

16.1   Auditor Resignation Letter dated August 16, 2004

16.2   Auditor Reply Letter Required By Item 304 (a)(3)


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         RESOLVE STAFFING, INC.

                                         By: /s/ Ron Heineman
                                             ----------------------
                                             CEO
Dated: August 24, 2004

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